SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549


                            Form 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 2, 1996
                      Liberty Bancorp, Inc.
      (Exact name of registrant as specified in its charter)

         Delaware           0-19525               36-3785878
(State or other      (Commission File No.)     (I.R.S. Employer
  jurisdiction                                Identification No.)
 of incorporation)



Registrant's telephone number, including area code:  (312) 334-1200




                          Not Applicable
  (Former name or former address, if changed since last report)
PAGE

Item 5.   Other Events.

     Liberty Bancorp, Inc. (the "Registrant") entered into an Agreement and Plan of Merger (the "Agreement") with Hinsdale Financial Corporation ("Hinsdale") as of August 2, 1996, which provides, among other things, that (i) the Registrant will be merged (the "Merger") with and into Hinsdale, with Hinsdale as the surviving corporation, which effective upon consummation of the transactions contemplated in the Agreement, will amend its Certificate of Incorporation to operate under the name "Alliance Bancorp" (ii) Liberty Federal Savings Bank, the savings bank subsidiary of Liberty ("Liberty Federal"), will be merged with and into Hinsdale Federal Bank for Savings, the savings bank subsidiary of the Registrant ("Hinsdale Federal") and the resulting bank will operate under the new name of Liberty Federal Bank, (iii) each outstanding share of the Registrant's common stock issued and outstanding at the effective time of the Merger shall be converted into 1.054 shares of common stock of Alliance Bancorp, and (iv) each share of Hinsdale's common stock issued and outstanding immediately prior to the effective time of the Merger shall remain an outstanding share of common stock of Alliance Bancorp. The directors of the Registrant and Hinsdale have entered into agreements to vote shares owned by them in favor of the Merger Agreement.

     In connection with the Agreement, Hinsdale and the Registrant entered into a Stock Option Agreement in which the Registrant granted to Hinsdale the option to purchase, under certain conditions, up to 535,340 shares of the Registrant's common stock at an exercise price of $23.25 per share. The option is exercisable only upon the occurrence of certain events that would jeopardize completion of the Merger. The Stock Option Agreement also permits Hinsdale to require the Registrant to repurchase the option shares.

     Also in connection with the Agreement, the Registrant and Hinsdale entered into a Stock Option Agreement in which Hinsdale granted to the Registrant the option to purchase, under certain conditions, up to 492,927 shares of Hinsdale's common stock at an exercise price of $24.125 per share. The option is exercisable only upon the occurrence of certain events that would jeopardize completion of the Merger.

     Consummation of the Merger is subject to certain conditions, including the approval of stockholders of each of the Registrant and of Hinsdale, and the receipt of all required regulatory approvals. It is expected that the Merger will be completed during the first quarter of 1997.

Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits.

     The following Exhibits are filed as part of this report:

     Exhibit 2 Agreement and Plan of Merger, dated as of August 2, 1996, by and between Hinsdale Financial Corporation and Liberty Bancorp, Inc., including Exhibits A, B, C and D thereto.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                  LIBERTY BANCORP, INC.


DATE:  August 16, 1996            By: /s/ Frederic G. Novy
                                      Frederic G. Novy
                                      President and Chief
                                       Executive Officer